                                                                   EXHIBIT 23.1


                                  CONSENT OF
                           INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 15, 1998, except as to Note 2 which is as of March 3, 1998, which appears on page 41 of Union Planters Corporation's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K of the year ended December 31, 1997. We also consent to the reference to us under the heading "EXPERTS" in such Proxy Statement/Prospectus.



/s/ PRICE WATERHOUSE LLP


Memphis, Tennessee
May 29, 1998